EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

JAKKS Pacific, Inc.
Santa Monica, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-219128 and 333-221944) of JAKKS Pacific, Inc. of our reports dated March 18, 2019, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of JAKKS Pacific, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Los Angeles, California

March 18, 2019